                                                               EXHIBIT  10.29(a)










                         AMENDED AND RESTATED GUARANTY

                         dated as of December 17, 1993

                                      by

                         ADVANCED MICRO DEVICES, INC.

                                  in favor of

                                   CIBC INC.

                               TABLE OF CONTENTS


                                   ARTICLE I


                                  DEFINITIONS


SECTION 1.1            Certain Terms  . . . . . . . . . . . . .     2
SECTION 1.2            Accounting and Financial
                       Determinations . . . . . . . . . . . . .     9
SECTION 1.3            Definitions in the Leases  . . . . . . .     9


                                  ARTICLE II

                              GUARANTY PROVISIONS

SECTION 2.1            Guaranty . . . . . . . . . . . . . . . .    10
SECTION 2.2            Acceleration of Guaranty   . . . . . . .    11
SECTION 2.3            Guaranty Absolute, etc.  . . . . . . . .    11
SECTION 2.4            Reinstatement, etc.  . . . . . . . . . .    13
SECTION 2.5            Waiver, etc.   . . . . . . . . . . . . .    13
SECTION 2.6            Subrogation  . . . . . . . . . . . . . .    14


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1            Representations and Warranties  . . . . .   15
SECTION 3.1.1          Organization, etc.  . . . . . . . . . . .   15
SECTION 3.1.2          Due Authorization, Non-Contravention,
                       etc.  . . . . . . . . . . . . . . . . . .   15
SECTION 3.1.3          Government Approval, Regulation, etc. . .   16
SECTION 3.1.4          Validity, etc.  . . . . . . . . . . . . .   16
SECTION 3.1.5          Financial Information . . . . . . . . . .   16
SECTION 3.1.6          No Material Adverse Change  . . . . . . .   16
SECTION 3.1.7          Litigation, Labor Controversies, etc. . .   16
SECTION 3.1.8          Subsidiary  . . . . . . . . . . . . . . .   17
SECTION 3.1.9          Ownership of Properties . . . . . . . . .   17
SECTION 3.1.10         Taxes . . . . . . . . . . . . . . . . . .   17
SECTION 3.1.11         Pension and Welfare Plans . . . . . . . .   17
SECTION 3.1.12         Environmental Warranties  . . . . . . . .   18
SECTION 3.1.13         Regulations G, U and X  . . . . . . . . .   20
SECTION 3.1.14         No Default  . . . . . . . . . . . . . . .   20
SECTION 3.1.15         Representations and Warranties in the
                       Leases. . . . . . . . . . . . . . . . . .   20
SECTION 3.1.16         Accuracy of Information . . . . . . . . .   20

                                  ARTICLE IV

                                COVENANTS, ETC.

SECTION 4.1            Affirmative Covenants . . . . . . . . . .   21
SECTION 4.1.1          Financial Information, Reports,
                       Notices, etc. . . . . . . . . . . . . . .   21
SECTION 4.1.2          Compliance with Laws, etc.  . . . . . . .   22
SECTION 4.1.3          Maintenance of Properties . . . . . . . .   23
SECTION 4.1.4          Insurance . . . . . . . . . . . . . . . .   23
SECTION 4.1.5          Books and Records . . . . . . . . . . . .   23
SECTION 4.1.6          Environmental Covenant  . . . . . . . . .   24
SECTION 4.1.7          Maintenance of Authorizations, etc. . . .   24
SECTION 4.1.8          Performance of Obligations  . . . . . . .   25
SECTION 4.1.9          Further Assurances  . . . . . . . . . . .   25
SECTION 4.2            Negative Covenants  . . . . . . . . . . .   25
SECTION 4.2.1          Indebtedness  . . . . . . . . . . . . . .   25
SECTION 4.2.2          Liens . . . . . . . . . . . . . . . . . .   26
SECTION 4.2.3          Financial Condition . . . . . . . . . . .   27
SECTION 4.2.4          Restricted Payments, etc. . . . . . . . .   28
SECTION 4.2.5          Rental Obligations  . . . . . . . . . . .   28
SECTION 4.2.6          Consolidation, Merger, etc. . . . . . . .   28
SECTION 4.2.7          Asset Dispositions, etc.  . . . . . . . .   28
SECTION 4.2.8          Bankruptcy Proceedings  . . . . . . . . .   29
SECTION 4.2.9          Transactions with Affiliates  . . . . . .   29
SECTION 4.2.10         Negative Pledges, Restrictive
                       Agreements, etc.  . . . . . . . . . . . .   29
SECTION 4.2.11         Fees  . . . . . . . . . . . . . . . . . .   30


                                   ARTICLE V

                              COLLATERAL ACCOUNT

SECTION 5.1            Deposit Events  . . . . . . . . . . . . .   30
SECTION 5.2            Deposit and Applications  . . . . . . . .   31


                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

SECTION 6.1            Successors, Transferees and Assigns;
                       Transfers of Notes, etc.  . . . . . . . .   31
SECTION 6.2            Amendments, etc.  . . . . . . . . . . . .   32
SECTION 6.3            Notices . . . . . . . . . . . . . . . . .   32
SECTION 6.4            No Waiver; Remedies . . . . . . . . . . .   33
SECTION 6.5            Captions  . . . . . . . . . . . . . . . .   33
SECTION 6.6            Severability  . . . . . . . . . . . . . .   33
SECTION 6.7            Governing Law . . . . . . . . . . . . . .   33
SECTION 6.8            Forum Selection and Consent to
                       Jurisdiction  . . . . . . . . . . . . . .   33
SECTION 6.9            Waiver of Jury Trial  . . . . . . . . . .   34

SCHEDULE I   -          Real Property Description
SCHEDULE II  -          Environmental Matters
SCHEDULE III -          Disclosure Information

                         AMENDED AND RESTATED GUARANTY
                         -----------------------------



         THIS AMENDED AND RESTATED GUARANTY, dated as of December 17, 1993 (as from time to time amended, supplemented, amended and restated or otherwise modified, this "Guaranty"), made by ADVANCED MICRO DEVICES, INC., a Delaware
                --------
corporation (the "Guarantor"), in favor of CIBC INC., a Delaware corporation
                  ---------
("Lessor").
  ------


                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, pursuant to a Land Lease dated as of September 22, 1992, as amended by that certain First Amendment to Land Lease dated December 22, 1992 (the "Original Land Lease") between AMD International Sales & Service, Ltd., a
      -------------------
Delaware corporation (the "Lessee") and Lessor, Lessor leased to Lessee the land
                           ------
(the "Land") described at Schedule I hereto;
      ----

         WHEREAS, pursuant to a Building Lease, dated as of September 22, 1992, as amended by that certain First Amendment to Building Lease dated December 22, 1992 (the "Original Building Lease"), between Lessee and Lessor, Lessor leased
           -----------------------
to Lessee the building and improvements located on the Land, all as more specifically described in the Original Building Lease;

         WHEREAS, pursuant to a Construction Consent Agreement between Lessor and Lessee dated December 22, 1992 Lessor consented to Lessee making certain Renovations (as defined below) to the Property;

         WHEREAS, as a condition precedent to Lessor entering into the Original Land Lease and the Original Building Lease, the Guarantor executed and delivered a Guaranty dated as of September 22, 1992, which Guaranty was amended and restated by that certain Amended and Restated Guaranty dated as of January 4, 1993 (collectively, the "Original Guaranty";
                         -----------------

         WHEREAS, Lessor and Lessee are entering into a Second Amendment to Land Lease dated as of the date hereof (the "Land Lease Amendment") which will amend
                                        --------------------
the Original Land Lease to incorporate certain changes and modifications which have been agreed to by the parties;

         WHEREAS, Lessor and Lessee also are entering into a Second Amendment to Building Lease dated as of the date hereof (the "Building Lease Amendment")
                                                 ------------------------
which will amend the Original Building Lease to (i) provide that Lessor will fund certain of the Renovations, and (ii) make certain other changes and modifications which have been agreed to by the parties;

         WHEREAS, Guarantor has acknowledged that the changes, modifications, additions and fundings reflected in the Land Lease

Amendment and Building Lease Amendment will substantially benefit both Lessee and Guarantor;

         WHEREAS, as a condition to Lessor entering into the Land Lease Amendment and the Building Lease Amendment, Guarantor is required to deliver this Guaranty; and

         WHEREAS, Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce Lessor, Guarantor agrees, for the benefit of Lessor, as follows:


THE ORIGINAL GUARANTY IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1  Certain Terms.  The following terms (whether or not
                       -------------
underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Aggregate Balance Due" means the aggregate of the Balance Due (as that
          ---------------------
term is defined in the Amended Building Lease) under the Amended Building Lease and the Balance Due (as that term is defined in the Amended Land Lease) under the Amended Land Lease.

         "Amended Building Lease" means the Original Building Lease, as amended
          ----------------------
by the Building Lease Amendment, together with all other amendments, supplements and restatements and other modifications, if any, from time to time made hereafter thereto.

         "Amended Land Lease" means the Original Land Lease, as amended by the
          ------------------
Land Lease Amendment, together with all other amendments, supplements and restatements and other modifications, if any, from time to time made hereafter thereto.

         "Bank of America Credit Agreement" means that certain Credit Agreement
          --------------------------------
dated as of January 4, 1993, among Guarantor, Bank of America National Trust & Savings Association, as Agent, First National Bank of Boston, as Co-Agent, and the Banks named therein.

         "Building Lease Amendment" is defined in the recitals.
          ------------------------                    --------

         "Capitalized Lease Liabilities" means all monetary obligations under
          -----------------------------
any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Guaranty, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means any evidence of Indebtedness,
          --------------------------
maturing not more than one year after such time, issued or guaranteed by the United States Government; commercial paper, maturing not more than nine months from the date of issue, which is issued by a corporation (other than Lessor) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. or any certificate of deposit or banker's acceptance maturing not more than one year after such time, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less $500,000,000.

         "CERCLA" means the Comprehensive Environmental Response, Compensation
          ------
and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation
          -------
Liability Information List.

         "Collateral Account" is defined in Section 5.2.
          ------------------                -----------

         "Consent Agreement" means the Construction Consent Agreement dated as
          -----------------
of December 22, 1992 entered into by and between Lessor and Lessee and shall also include the Security Agreement and Assignment and the Consents and Acknowledgments entered into in connection with the Consent Agreement.

         "Contingent Liabilities" means any agreement, undertaking or
          ----------------------
arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Controlled Group" means all members of a controlled group of
          ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any of its Subsidiaries, are treated as a single employer under
Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Debt" means the consolidated Indebtedness of Guarantor and its
          ----
Subsidiaries.

         "Debt to Tangible Net Worth Ratio" means the ratio of
          --------------------------------

              (a)  Debt

                      to
                      --

              (b)  Tangible Net Worth.

         "Default" means any Event of Default or any condition, occurrence or
          -------
event which, after notice or lapse of time, or both, would constitute an Event of Default.

         "Deposit Event" is defined in Section 5.1.
          -------------                -----------

         "Earnings before Interest, Taxes and Operating Lease Payments" means,
          ------------------------------------------------------------
for Guarantor and its Subsidiaries, on a consolidated basis, Net Income (exclusive of all amounts in respect of any extraordinary gains or losses) plus
                                                                           ----
interest expense of Guarantor and its Subsidiaries, including the portion of any Capitalized Lease Liabilities allocable to interest expense; plus all federal,
                                                             ----
state, local and foreign income taxes of Guarantor and its Subsidiaries; plus
                                                                         ----
all Operating Lease Payments.

         "Environmental Indemnity Agreement" means the Restated Hazardous
          ---------------------------------
Materials Undertaking and Unsecured Indemnity dated as of the date hereof, executed and delivered by an Authorized Officer of Lessee and Guarantor.

         "Environmental Laws" means all applicable federal, state or local
          ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Fiscal Quarter" means any quarter of a Fiscal Year.
          --------------

         "Fiscal Year" means any period of twelve consecutive calendar months
          -----------
ending on the last Sunday of the calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1993 Fiscal Year") refer to the Fiscal Year ending on the last Sunday occurring during such calendar year.

         "Fixed Charge Coverage Ratio" means, at any date of calculation
          ---------------------------
thereof, the ratio of

          (a) Earnings before Interest, Taxes and Operating Lease Payments for the immediately preceding four Fiscal Quarters (or, if shorter, the period from the date hereof through such date of calculation)

              to
              --

          (b) Fixed Charges of Guarantor and its Subsidiaries on a consolidated basis for such period.

         "Fixed Charges" means, relative to any Person for any period, the sum
          -------------
of

          (a) cash interest payable on all Indebtedness of such Person during such period;

          (b)  Operating Lease Payments;

          plus
          ----

          (c) principal amounts payable during such period of all Indebtedness of such Person resulting from the borrowing of money or the granting of credit (other than (i) normal accounts payable representing deferred payment obligations for goods and services provided in the ordinary course of business on normal trade terms and (ii) Indebtedness repaid with proceeds from additional Indebtedness permitted pursuant to Section 4.2.1).
                                                                 -------------

         "F.R.S. Board" means the Board of Governors of the Federal Reserve
          ------------
System or any successor thereto.

         "GAAP" is defined in Section 1.2.
          ----                -----------

         "Governmental Approvals" means all the authorizations, consents,
          ----------------------
approvals, licenses, leases, rulings, permits (including the Permits), tariffs, rates, certifications, exemptions, filings or registrations by or with any Governmental Authority or pursuant to any Governmental Requirement relating to Guarantor and any of its Subsidiaries, any of the respective properties, this Guaranty and the Leases.

         "Governmental Authority" means the government of any federal, state,
          ----------------------
municipal or other political subdivision (including courts, arbitration tribunals and administrative agencies and all other agencies and instrumentalities of such governments and political subdivisions) exercising jurisdiction over Guarantor or any of its Subsidiaries or any of their properties.

         "Governmental Requirements"  means all laws, ordinances, statutes,
          -------------------------
codes, rules, regulations, treaties, rulings, decisions, policies, guidelines, orders and decrees of any Governmental Authority.

         "Guarantor" is defined in the preamble.
          ---------                    --------

         "Guaranty" is defined in the preamble.
          --------                    --------

         "Hazardous Materials" means
          -------------------

          (a) any "hazardous substance", as defined by CERCLA or by Sections 25281(d) or 25316 of the California Health and Safety Code, as amended, reformed or otherwise modified from time to time;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c) any "hazardous waste", "infectious waste" or "hazardous material" as defined in Sections 25117, 25117.5 or 25501(j) of the California Health and Safety Code, as amended, reformed or otherwise modified from time to time;

          (d)  any petroleum product; or

          (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Governmental Requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Impermissible Qualification" means relative to the opinion or
          ---------------------------
certification of any independent public accountant as to any financial statement of Guarantor or Lessee, any qualification or exception to such opinion or certification

          (a)  which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

              (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a default to occur under Section 4.2.4.
                            -------------

     "Indebtedness" of any Person means, without duplication:
      ------------

             (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

             (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

             (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (but only to the extent of the lesser of (i) the Indebtedness so secured or (ii) the fair market value of the property or asset subject to such Lien; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than Indebtedness of a joint venture corporation which is not a Subsidiary of such Person and which Indebtedness is nonrecourse to such Person).

         "Land" is defined in the first recital.
          ----                    -------------

         "Land Lease Amendment" is defined in the recitals.
          --------------------                    --------

         "Leases" or "Lease" means, collectively or individually, the Amended
          ------      -----
Building Lease and the Amended Land Lease.

         "Lessee" is defined in the preamble.
          ------                    --------

         "Lessor" is defined in the preamble.
          ------                    --------

         "Net Income" means, for any period, the aggregate of all amounts which,
          ----------
in accordance with GAAP, would be included as net income on the consolidated financial statements of Guarantor.

         "Obligations" is defined at Section 2.1.
          -----------                -----------

         "Operating Lease Payments" means all monetary payment obligations under
          ------------------------
any leasing or similar arrangement which, in accordance with GAAP, would be classified as an operating lease.

         "Organic Documents" means (i) Guarantor's certificate of incorporation
          -----------------
and bylaws, and (ii) all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of its capital stock which are referred to in Guarantor's Form 10-K or Form 10-Q or of which Guarantor is otherwise aware.

         "Original Building Lease" is defined in the recitals.
          -----------------------                    --------

         "Original Land Lease" is defined in the recitals.
          -------------------                    --------

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity
          ----
succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
          ------------
section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which Guarantor or any of its Subsidiaries, or any corporation, trade or business that is, along with the Guarantor or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Person" means any natural person, corporation, partnership, joint
          ------
venture, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Property" means the Land and the buildings and improvements thereon.
          --------

         "Quick Ratio" means the ratio of
          -----------

          (a) the consolidated cash (excluding restricted cash), Cash Equivalent Investments, and trade accounts receivable net of reserves of Guarantor and its Subsidiaries to
                   --

          (b) consolidated current liabilities of Guarantor and its Subsidiaries.

         "Tangible Net Worth" means the consolidated net worth of Guarantor and
          ------------------
its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of Guarantor and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "Taxes" means any present or future income, excise, stamp or franchise
          -----
taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority.

         "United States" or "U.S." means the United States of America, its fifty
          -------------      ----
States and the District of Columbia.

         "Welfare Plan" means a "welfare plan", as such term is defined in
          ------------
section 3(1) of ERISA.

          SECTION 1.2  Accounting and Financial Determinations.  Unless
                       ---------------------------------------
otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder (including under Section
                                                                      -------
4.2.3) shall be made, and all financial statements required to be delivered
- - -----
hereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial
                        ----
statements referred to in Section 3.1.5.
                          -------------

          SECTION 1.3  Definitions in the Leases.  Unless otherwise defined
                       -------------------------
herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Leases.

                                  ARTICLE II

                              GUARANTY PROVISIONS

          SECTION 2.1  Guaranty.  Guarantor hereby absolutely, unconditionally
                       --------
and irrevocably

          (a) guarantees to Lessor the full and prompt payment and performance of each of the obligations of Lessee under the Leases (collectively, the

     "Obligations") which Obligations shall include without limitation:
     ------------

                (i) full and prompt payment of all Basic Rent, Additional Rent, Capital Rent, the Aggregate Balance Due with respect to Lessee's Obligations under the Leases to purchase the Property and any other payments or amounts required to be paid by Lessee under the Leases (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. (S)362(a)), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. (S)502(b) and (S)506(b);

               (ii) the full and prompt payment, execution and performance of all covenants and agreements of Lessee under each of the Leases, including without limitation Sections 19.3, 20.3, 27, 41 and 51 of the Amended Land Lease and Sections 19.3, 20.3, 27, 41 and 51 of the Amended Building Lease; and

              (iii) the full and prompt payment, execution and performance of all obligations, covenants, liabilities and agreements of Lessee under the Consent Agreement, including without limitation, all amounts payable by Lessee pursuant to Section 5.2 of the Consent Agreement;

          (b) agrees to indemnify, hold harmless and reimburse Lessor for (i) any damages that Lessor may incur as a result of Lessee's failure to perform any Obligations, including without limitation any damages Lessor may incur if Lessor sells or causes the Property to be sold to any Person following Lessee's failure to perform its obligations as set forth at
     Section 41 of the Amended Land Lease or Section 41 of the Amended Building Lease or as provided in the Consent Agreement, and (ii) any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by Lessor in enforcing any rights under this Guaranty or under either or both of the Leases or the Consent Agreement; and

          (c) agrees, in the event of any termination of the Leases (or either of them), to make Lessor whole for, and to pay to Lessor immediately and without any deduction, discount or offset of any nature, any amount not paid to Lessor by the Lessee (for any reason and regardless of any defense or protection available to the Lessee with respect thereto) which would have been paid to Lessor by the Lessee over the full term of the Leases and upon the expiration thereof had the Lessee fulfilled all of its obligations under the Leases including without limitation Lessee's obligations arising upon the expiration or termination of either of the Leases.

This is a Guaranty of performance and payment when due and not of collection. Guarantor specifically agrees that it shall not be necessary or required that Lessor exercise any right, assert any claim or demand or enforce any remedy whatsoever against Lessee (or any other Person) before or as a condition to the obligations of Guarantor hereunder. Guarantor acknowledges that it has received full and complete copies of and has approved the Consent Agreement and the Leases described in the recitals.

      SECTION 2.2  Acceleration of Guaranty.  Guarantor agrees that, in the
                   ------------------------
event of the dissolution or insolvency of Lessee or Guarantor, or the inability or failure of Lessee or Guarantor to pay debts as they become due, or an assignment by Lessee or Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of Lessee or Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Lessee may not then be due and payable, Guarantor will pay to Lessor forthwith the full amount which would be payable hereunder by Guarantor if all such Obligations were then due and payable.

      SECTION 2.3  Guaranty Absolute, etc.  This Guaranty shall in all respects
                   ----------------------
be a continuing, absolute, unconditional and irrevocable guaranty of payment and performance, and shall remain in full force and effect until all Obligations of Lessee have been paid in full or performed, and all obligations of the Guarantor hereunder shall have been paid in full. Guarantor guarantees that the Obligations of Lessee will be paid and performed strictly in accordance with the terms of the Lease or the Consent Agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lessor with respect thereto. The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and Guarantor hereby waives:

          (a) any defense based upon any lack of validity, legality or enforceability of either of the Leases;

          (b)  any defense based upon the failure of Lessor

               (i) to give notice to Guarantor of the occurrence of any default by Lessee under the terms of either of the Leases or the Consent Agreement,

               (ii) to assert any claim or demand or to enforce any right or remedy against Lessee or any other Person (including any other guarantor) under the provisions of either of the Leases or the Consent Agreement or otherwise, or

              (iii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Lessee;

          (c) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations of Lessee or any other extension, compromise or renewal of any Obligation of Lessee;

          (d) any reduction, limitation, impairment or termination of the Obligations of Lessee for any reason, including any claim of waiver, release, surrender, alteration or compromise, and Lessor and Lessee shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of Lessee or otherwise;

          (e) any limitation on amounts recoverable from Lessee under California Civil Code Section 1951.2 in the event of termination of either or both of the Leases;

          (f) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any obligation, covenant or agreement set forth in either of the Leases or the Consent Agreement (other than and to the extent that an amendment in writing executed by the Lessor by its terms specifically indicates that it is the intent of Lessor that such amendment reduce Guarantor's liability under this Guaranty);

          (g) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lessor securing any of the Obligations of Lessee; or

          (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Lessee, any surety or any guarantor.

Guarantor agrees that any release which may be given by Lessor to Lessee or any other guarantor shall not release Guarantor. Without limiting the foregoing, Guarantor acknowledges that a breach of any representation, warranty or covenant of Guarantor hereunder will result in an Event of Default under each of the Leases. Without limiting any other remedy Lessor may have against Guarantor hereunder or against Lessee under the Leases, Guarantor shall following the occurrence of any such breach under this Guarantee and upon the written demand of Lessor purchase the Property as required pursuant to Section 41 of the Amended Land Lease and Section 41 of the Amended Building Lease.

      SECTION 2.4  Reinstatement, etc.  Guarantor agrees that this Guaranty
                   ------------------
shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) or performance of any of the Obligations of Lessee is rescinded or must otherwise be restored by Lessor, upon the insolvency, bankruptcy or reorganization of the Lessee or for any other reason, all as though such payment or performance had not been made.

      SECTION 2.5  Waiver, etc.  (a) Guarantor hereby waives promptness,
                   -----------
diligence, notice of acceptance and any other notice with respect to any of the Obligations of Lessee and this Guaranty and any requirement that Lessor protect, secure, respect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against Lessee or any other Person (including any other Guarantor) or entity or any collateral securing the Obligations of Lessee. Guarantor further waives (to the maximum extent permitted by law) any defense arising by reason of any claim or defense based upon any limitation imposed on amounts recoverable by Lessor under the Leases, including, if and to the extent applicable, the provisions of California Civil Code Section 1951.2 or an election of remedies by Lessor including, if and to the extent applicable, the provisions of (S)(S)580d and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction.

     (B) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR SPECIFICALLY WAIVES ANY POSSIBLE CLAIM THAT GUARANTOR IS NOT A TRUE GUARANTOR OF THE LEASES (OR EITHER OF THEM), WHETHER SUCH CLAIM IS BASED UPON ANY CONTENTION THAT THE LEASES (OR EITHER OF
THEM) ACTUALLY REPRESENT ONE OR MORE LOAN TRANSACTIONS, OR UPON ANY CONTENTION THAT GUARANTOR ACTUALLY IS THE TRUE DEBTOR IF THE LEASES (OR EITHER OF THEM) ACTUALLY REPRESENT ONE OR MORE LOAN TRANSACTIONS, OR UPON ANY OTHER SIMILAR OR DISSIMILAR CONTENTION, OR UPON ANY COMBINATION THEREOF; AND GUARANTOR FURTHER HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 1951.2, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839,
2845, 2848, 2849 AND 2850, TO THE EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580A, 580B, 580C, 580D AND

726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14, PART IV OF THE CALIFORNIA CIVIL CODE.

      (c) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor authorizes Lessor at its sole option, without notice or demand and without affecting the liability of the Guarantor hereunder, to release and reconvey (with or without receipt of any consideration) any Lien against any or all collateral for the Obligations of Lessee, and to exercise all powers of sale in the Leases and to foreclose any or all deeds of trust, mortgages or other instruments or agreements by judicial or non-judicial sale, all without affecting the liability of the Guarantor hereunder. Guarantor expressly waives any defense to the recovery by Lessor from Guarantor of any deficiency after a non-judicial sale, including, without limitation, any defense arising as a result of any election of remedies by Lessor which limits or destroys such Guarantor's subrogation rights or such Guarantor's right to proceed against Lessee for reimbursement (including, without limitation, any election by Lessor to exercise its rights under a power of sale in or any instruments securing the Obligations of Lessee under the Leases, any deed of trust or mortgage and any consequential loss by Guarantor of the right to recover any deficiency from the Lessee). Guarantor waives any right to receive notice of any judicial or non-judicial sale or the sale or foreclosure of any real property, and the failure of the Guarantor to receive such notice shall not impair or affect the Guarantor's liability hereunder. Guarantor warrants and agrees that each of the acknowledgements and waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If, despite the foregoing, any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

      SECTION 2.6  Subrogation.  Guarantor hereby disclaims, releases and waives
                   -----------
forever any subrogation claims or rights it would otherwise have or be entitled to under this Guaranty or pursuant to applicable law as a result of any payment made by Guarantor hereunder or otherwise. Any amount paid to Guarantor on account of any such subrogation rights shall be held in trust for the benefit of Lessor and shall immediately be paid to Lessor and credited and applied against the Obligations of Lessee, whether matured or unmatured, in accordance with the terms of either of the Leases. In furtherance of the foregoing, Guarantor shall refrain from taking any action or commencing any proceeding against the Lessee (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to Lessor.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1  Representations and Warranties.  Guarantor hereby represents
                   ------------------------------
and warrants to Lessor as set forth in this Article III.
                                            -----------

      SECTION 3.1.1  Organization, etc.  Guarantor and each of its Subsidiaries
                     -----------------
is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor) and has full power and authority and holds all requisite Governmental Approval to enter into and perform its obligations under this Guaranty and each of the Operative Documents and to own and hold under lease its properties and to conduct its business substantially as currently conducted by it.

      SECTION 3.1.2  Due Authorization, Non-Contravention, etc.  The execution,
                     -----------------------------------------
delivery and performance by Guarantor of this Guaranty and each of the Operative Agreements to which it is a party is within the Guarantor's corporate powers, has been duly authorized by all necessary corporate action, and does not

          (a)  contravene Guarantor's Organic Documents;

          (b) contravene any Governmental Requirement, Governmental Approval or any material contractual restriction (including contractual restrictions contained in any loan agreement or instrument to which Guarantor is a party) binding on or affecting Guarantor; or

          (c) result in, or require the creation or imposition of, any Lien on any of Guarantor's properties (except in favor of Lessor).

      SECTION 3.1.3  Government Approval, Regulation, etc.  No Governmental
                     ------------------------------------
Approval or other consent or approval of any Person which has not been obtained is required for the due execution, delivery or performance by Guarantor of this Guaranty or any other Operative Agreement to which it or the Lessee is a party, or for the exercise by Lessor of any of its rights or remedies hereunder or thereunder. Neither Guarantor nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 3.1.4  Validity, etc.  This Guaranty and each of the Operative
                     -------------
Agreements to which Guarantor or Lessee is a party constitutes the legal, valid and binding obligation of Guarantor and Lessee, as applicable, enforceable in accordance with its terms; except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity.

      SECTION 3.1.5  Financial Information.  The consolidated balance sheets of
                     ---------------------
Guarantor and its Subsidiaries as at December 31, 1991, June 28, 1992, December 27, 1992 and June 27, 1993, and the related consolidated statements of earnings and cash flow of Guarantor and such Subsidiaries, copies of which have been furnished to Lessor have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      SECTION 3.1.6  No Material Adverse Change.  Subject to the current
                     --------------------------
litigation between Guarantor and Intel Corporation described in Section 3.1.9
                                                                -------------
and the effect which that litigation may have upon Guarantor if determined adversely to the Guarantor, which litigation and which effect are accurately described in Guarantor's Forms 10-Q dated June 28, 1993 and September 26, 1993, respectively, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Guarantor or any of its Subsidiaries since September 27, 1992.

      SECTION 3.1.7  Litigation, Labor Controversies, etc.  There is no pending
                     ------------------------------------
or, to the knowledge of Guarantor, threatened litigation, action, proceeding, or labor controversy affecting Guarantor or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Guaranty or either of the Leases except as described in Guarantor's Annual Report on Form 10-K for the fiscal year ended December 27, 1992, Guarantor's Quarterly Reports on Form 10-Q for the periods ended June 28, 1992, March 28, 1993, June 27, 1993 and September 26, 1993, and each of the Forms 8-K dated September 7, 1993, September 9, 1993, and October 25, 1993. Lessor acknowledges receipt of each of the Forms 10-K, Forms 10-Q and Forms 8-K specifically listed in the preceding sentence.

      SECTION 3.1.8  Subsidiary.  Guarantor owns all of the outstanding voting
                     ----------
stock in Lessee and all stock, securities and indentures convertible into voting stock. Except for Guarantor, no person having any interest in Lessee has any right to cause a liquidation, distribution or sale of all or a substantial portion of Lessee or its assets.

      SECTION 3.1.9  Ownership of Properties.  Except as permitted pursuant to
                     -----------------------
Section 4.2.2, Guarantor and each of its Subsidiaries owns good and marketable
- - -------------
title to all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like other than infringement claims which would not materially and adversely affect the business of Guarantor and its Subsidiaries, taken as a whole, or infringement claims which are described in Guarantor's Form 10-K for the Fiscal Year ended December 27, 1992, Form 10-Q for the quarterly periods ended March 28, 1993, June 27, 1993 and September 26, 1993, and Form 8-Ks dated September 7, 1993, September 9, 1993 and October 25, 1993. To the best of Guarantor's knowledge after due investigation, and subject to the last sentence of this Section 3.1.9, Guarantor and each of its Subsidiaries owns or
                 -------------
holds licenses for all necessary patents, patent rights and other similar intellectual property rights to conduct its business as presently conducted. Guarantor's right to use certain intellectual property rights pertaining to the Intel 386 and 486 microprocessors is the subject of current litigation between Guarantor and Intel Corporation. The current status of that litigation, and the effect which that litigation may have upon Guarantor if determined adversely to the Guarantor, are accurately described in Guarantor's Forms 10-Q dated June 27, 1993 and September 26, 1993.

      SECTION 3.1.10  Taxes.  Guarantor and each of its Subsidiaries has filed
                      -----
all tax returns and reports required by any Governmental Authority to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 3.1.11  Pension and Welfare Plans.  During the twelve-consecutive-
                      -------------------------
month period prior to the date of the execution and delivery of this Guaranty no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Guarantor or any member of the Controlled Group of any material liability, fine or penalty. Neither Guarantor nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 3.1.12  Environmental Warranties.  Except for matters
                      ------------------------
("Environmental Matters") set forth in Schedule II, none of which would have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole:

          (a) all facilities and property (including underlying groundwater) owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, have been, and continue to be, owned or leased by Guarantor and its Subsidiaries in material compliance with all Environmental Laws;

          (b)  there have been no past, and there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by Guarantor or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

               (ii) complaints, notices or inquiries to Guarantor or any of its Subsidiaries regarding potential liability under any Environmental Law;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole;

          (d) Guarantor and its Subsidiaries have been issued and are in material compliance with all Governmental Requirements and Governmental Approvals relating to environmental matters and necessary or desirable for their businesses;

          (e) no property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) to Guarantor's best knowledge, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by either Guarantor or any of its Subsidiaries, including without limitation the Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole;

          (g) neither Guarantor nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Guarantor or any Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA, which, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole; and

          (i) no conditions exist at, on or to Guarantor's best knowledge under any property now or previously owned or leased by Guarantor or any of its Subsidiaries, including without limitation the Property, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

Nothing in this Section 3.1.12 shall be deemed to limit or modify any
                --------------
representation or warranty in the Environmental Indemnity Agreement.

      SECTION 3.1.13  Regulations G, U and X.  Neither the Guarantor nor any of
                      ----------------------
its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 3.1.14  No Default.  Neither Guarantor nor any of its Subsidiaries
                      ----------
is (a) in default under any indenture, mortgage, loan agreement or other agreement or instrument to which any of them is now a party or by which it is bound, or (b) in violation of any Governmental Requirements or Governmental Approvals, which, in the case of (a) or (b) above, would (i) materially adversely affect either the Property or the properties, business, operations or financial condition of Guarantor and its Subsidiaries taken as a whole, (ii) materially adversely affect the ability of Guarantor and its Subsidiaries to perform any of its obligations under this Guarantee or any of the Operative Agreements, (iii) materially adversely affect the rights of any other Person a party to an Operative Agreement, or (iv) materially adversely affect the transactions contemplated by any of the Operative Agreements.

      SECTION 3.1.15  Representations and Warranties in the Leases. Each of
                      --------------------------------------------
Lessee's representations and warranties contained in the Leases and the Consent Agreement is true, complete and correct in all material respects.

      SECTION 3.1.16  Accuracy of Information.  All factual information
                      -----------------------
heretofore or contemporaneously furnished by or on behalf of Guarantor or any of its Subsidiaries in writing to the Lessor for purposes of or in connection with this Guaranty or any Operative Agreements or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of Guarantor or any of its Subsidiaries to Lessor will be, true and accurate in every material respect on the date as of which such information is dated or certified and as to the documents and materials listed on and except as specifically set forth in Schedule III as of the date of execution and delivery of this Guaranty, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. Notwithstanding the foregoing, while Guarantor has exercised reasonable care in preparing the financial forecasts and construction budgets furnished to Lessor, Lessor acknowledges that the information contained in such forecasts and budgets are preliminary and subject to change.


                                  ARTICLE IV

                                COVENANTS, ETC.

      SECTION 4.1  Affirmative Covenants.  Guarantor covenants and agrees that,
                   ---------------------
so long as any portion of the Obligations of Lessee shall remain unpaid or unperformed, Guarantor will, unless Lessor shall otherwise consent in writing, perform the obligations set forth in this Section.

      SECTION 4.1.1  Financial Information, Reports, Notices, etc. Guarantor
                     --------------------------------------------
will furnish, or will cause to be furnished, to Lessor copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year a consolidated balance sheet of Guarantor as of the end of such Fiscal Quarter along with a consolidated statements of earnings and cash flow for Guarantor for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or accounting officer of Guarantor;

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year a copy of the annual audit report for such Fiscal Year for Guarantor, including therein a consolidated balance sheet of Guarantor as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Guarantor for such Fiscal Year, certified (without any Impermissible Qualification) in a manner acceptable to the Lessor by Ernst and Young or other independent certified public accountants acceptable to the Lessor.

          (c) as soon as available and in any event within 45 days of the end of each Fiscal Quarter, a certificate executed by the chief financial officer of Guarantor, showing (in reasonable detail and appropriate calculations and computations in all respects satisfactory to Lessor) compliance with the financial covenants set forth in Sections 4.2.1 and
                                                          --------------
     4.2.3;
     -----

          (d) as soon as possible and in any event within three business days after Guarantor or any of its Subsidiaries has knowledge of the occurrence of a Default or a default or breach by Guarantor of any of Guarantor's covenants or representations or warranties set forth in this Guaranty, a statement of the chief financial or accounting officer of Guarantor setting forth details of such Default or default and the actions Lessee or Guarantor have taken or propose to take with respect thereto;

          (e) as soon as possible and in any event within three business days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section
                                                                       -------
     3.1.7 or (y) the commencement of any labor controversy, litigation, action,
     -----
     proceeding of the type described in Section 3.1.7, notice thereof and upon
                                         -------------
     request copies of all documentation relating thereto;

          (f) promptly after the receipt, sending or filing thereof, copies of all material (i) statements, reports or other documents sent or received by Guarantor or Lessee to or from any Governmental Authority regarding any of the Property or any of the Operative Agreements or to or from its security holders and (ii) all reports and registration statements which Guarantor or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) immediately upon the institution of any steps by Guarantor or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that Guarantor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by Guarantor of any material liability, fine or penalty, or any material increase in the contingent liability of Guarantor with respect to any post-retirement Welfare Plan benefit, notice thereof and upon request copies of all documentation relating thereto; and

          (h) such other information respecting the condition or operations, financial or otherwise, of Guarantor or any of its Subsidiaries as Lessor may from time to time reasonably request.

      SECTION 4.1.2  Compliance with Laws, etc.  Guarantor will, and Guarantor
                     -------------------------
will cause each of its Subsidiaries to, comply in all material respects with all Governmental Requirements and Governmental Approvals the noncompliance with which would (i) reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or prospects of Lessee or Guarantor and its Subsidiaries, taken as a whole, (ii) result in the creation or imposition of a Lien (except as expressly permitted herein) or (iii) subject Lessor to any liability, such compliance to include:

          (a) the maintenance and preservation of the corporate existence of Guarantor and Lessee and qualification as a foreign corporation of Guarantor and each of its Subsidiaries in each jurisdiction where the nature of its business requires such qualification;

          (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon the Guarantor or any of its Subsidiaries or upon their respective property except to the extent that the failure to pay the same would not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries, taken as a whole.

      SECTION 4.1.3  Maintenance of Properties.  Guarantor will, and Guarantor
                     -------------------------
will cause each of its Subsidiaries to, maintain, preserve, protect and keep the Property and all of its other facilities and properties in good repair, working order and condition and make necessary and proper repairs, renewals and replacements as required by Lessee under the Leases and so that its business may be properly conducted at all times.

      SECTION 4.1.4  Insurance.  The Guarantor will, and will cause Lessee and
                     ---------
each of its other Subsidiaries to, maintain or cause to be maintained with reasonable insurance companies insurance with respect to its properties and businesses (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of Guarantor furnish to Guarantor at reasonable intervals a certificate of an authorized officer of Guarantor setting forth the nature and extent of all insurance maintained by Guarantor and its Subsidiaries in accordance with this Section and as required under each of the Leases and the Consent Agreement. All such insurance shall be written by reputable insurers legally qualified to issue such insurance having an A.M. Best policyholders rating of not less than A, or if written by an insurer domiciled outside of the United States of America, such insurance shall not exceed in the aggregate 10% of the policyholders' surplus of such insurer.

      SECTION 4.1.5  Books and Records.  The Guarantor will, and will cause each
                     -----------------
of its Subsidiaries to keep books and records which accurately reflect all of its business affairs and transactions and permit Lessor or any of their respective representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its and its Subsidiaries' offices, to discuss its financial matters with its and its Subsidiaries' officers and independent public accountant (and Guarantor hereby authorizes such independent public accountant to discuss Guarantor's and its Subsidiaries' financial matters with Lessor or its representatives) and to examine any of its and its Subsidiaries' books or other corporate or partnership records. On and after the occurrence and continuance of any Default or Event of Default, the Guarantor shall pay any reasonable fees of such independent public accountant incurred in connection with Lessor's exercise of its rights pursuant to this Section. Guarantor will not, and Guarantor will cause each of its Subsidiaries not to, except in the ordinary course of business, destroy any of the aforementioned books, records and logs without the prior consent of Lessor.

      SECTION 4.1.6  Environmental Covenant.  Guarantor will, and Guarantor will
                     ----------------------
cause each of its Subsidiaries to

          (a) use and operate the Property and all of its other facilities and properties and to undertake and carry out the Alterations in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify Lessor and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to (i) the condition of the Property or the compliance with Environmental Laws in connection with the use or operation of the Property or (ii) Guarantor's or any of its Subsidiaries' other facilities and properties or their compliance with Environmental Laws which may have an adverse material affect on Guarantor; and

          (c) provide such information and certifications which Lessor may reasonably request from time to time to evidence compliance with this
     Section 4.1.6.
     -------------

Nothing in this Section 4.1.6 shall be deemed to limit or modify any covenant or
                -------------
negative covenant in the Environmental Indemnity Agreement.

      SECTION 4.1.7  Maintenance of Authorizations, etc.  Guarantor will, and
                     ----------------------------------
Guarantor will cause each of its Subsidiaries to, maintain all necessary Governmental Approvals with respect to the ownership, operation and maintenance of the Property and the construction of the additions and all of its other facilities and properties, and Guarantor will, and Guarantor will cause each of its Subsidiaries to, comply with all Governmental Requirements and Governmental Approvals governing the ownership, operation and maintenance thereof (except (a) those being contested in good faith and by appropriate proceedings and (b) those the failure of which to maintain or comply with would not (i) reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or prospects of the Guarantor or any of its Subsidiaries, (ii) result in the creation or imposition of any Lien (except as expressly permitted herein or in the Leases), or (iii) subject Lessor to any liability).

      SECTION 4.1.8  Performance of Obligations.  Guarantor will, and Guarantor
                     --------------------------
will cause Lessee to, duly perform and observe all of its obligations, covenants, and agreements under the Operative Agreements.

      SECTION 4.1.9  Further Assurances.  Guarantor agrees that, from time to
                     ------------------
time at its own expense, it shall, and Guarantor shall cause each of its Subsidiaries to, promptly execute and deliver all further agreements, instruments and documents, obtain or make such additional consents or filings, and take all further actions that may be necessary, or that the Lessor may reasonably request, in order for the Guarantor and its Subsidiaries to be in compliance with the terms hereof.

      SECTION 4.2  Negative Covenants.  Guarantor covenants and agrees that, so
                   ------------------
long as any portion of the Obligations of the Lessee shall remain unpaid or unperformed, Guarantor will not, without the prior written consent of the Lessor, do anything prohibited in this Section.

      SECTION 4.2.1  Indebtedness.  Guarantor will not, and Guarantor will not
                     ------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of this Guaranty and Obligations of Lessee;

          (b) Indebtedness existing as of the date of this Guarantee which is identified in the financial statements described at Section 3.1.5;
                                                         -------------

          (c) Indebtedness in an aggregate principal amount not to exceed ten percent of Tangible Net Worth at any time outstanding which is incurred by Guarantor or any of its Subsidiaries to a vendor of any assets to finance its acquisition of such assets provided that payment of such Indebtedness is secured by a Lien encumbering only such assets;

          (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (e) Guarantor's guaranty of not more than $175,000,000 of Indebtedness in a joint venture between Guarantor and Fujitsu Limited of Japan as described in a Joint Venture Agreement between Guarantor and Fujitsu Limited of Japan dated March 30, 1993;

          (f) Indebtedness of not more than $105,000,000 in principal at any time outstanding in respect of the Bank of America Credit Agreement;

          (g) issuance by Guarantor of its unsecured senior notes of not more than $106,000,000, in replacement of Guarantor's $106,000,000 Senior Notes due November 20, 1992;

          (h) other Indebtedness of Guarantor or any of its Subsidiaries for borrowed money or in the nature of Contingent Liabilities in an aggregate amount not to exceed twenty-five percent of Tangible Net Worth at any time outstanding;

provided, however, that no new Indebtedness otherwise permitted by clause (c),
- - --------  -------                                                  ----------
(d), or (e) shall be incurred if, immediately prior to or after giving effect to
- - ---     ---
the incurrence thereof, any Default shall have occurred and be continuing.

      SECTION 4.2.2  Liens.  Guarantor will not, and Guarantor will not permit
                     -----
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including the Property), whether now owned or hereafter acquired, except:

          (a)  Liens securing payment of the Obligations;

          (b) Liens granted prior to the date hereof to secure payment of Indebtedness of the type permitted and described in clause (b) of Section
                                                         ----------    -------
     4.2.1;
     -----

          (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 4.2.1 and covering only
                                ----------    -------------
     those assets acquired with the proceeds of such Indebtedness;

          (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

          (g) judgment Liens which in the aggregate do not exceed $10,000,000 and which are in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

provided, however that no Liens otherwise permitted by (a) through (g) above
- - --------  -------
shall be permitted if such Liens are otherwise prohibited under either of the Leases or the Consent Agreement.

      SECTION 4.2.3  Financial Condition.  Guarantor will not permit at any
                     -------------------
time:

          (a) Its Tangible Net Worth to be less than the sum of: (i) $700,000,000, (ii) 75% of Net Income for each Fiscal Quarter commencing with the Fiscal Quarter commencing January 1, 1992, and (iii) 100% of all additional equity;

          (b)  Its Quick Ratio to be less than 1.1 to 1.0.

          (c) Its Debt to Tangible Net Worth Ratio to be greater than 0.75 to 1.00.

          (d) Its Fixed Charge Coverage Ratio for the immediately preceding period of four Fiscal Quarters to be less than 1.25 to 1.00.

Guarantor agrees that if any financial covenant set forth in the Bank of America Credit Agreement or any other loan or debt facility in an amount equal to or greater than $50,000,000 provides at any time, for a greater Tangible Net Worth requirement, lesser Debt to Tangible Net Worth ratio, greater Quick Ratio or greater Fixed Charge coverage ratio as set forth above, then all or any of the above requirements and ratios shall be deemed modified to be at least equal to any such covenant or ratio applicable to Guarantor and any of its Subsidiaries as set forth in the Bank of America Credit Agreement or such other facility.

      SECTION 4.2.4  Restricted Payments, etc.  If any Default or default or
                     ------------------------
breach hereunder shall have occurred and be continuing:

          (a) Guarantor will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of Guarantor or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Guarantor (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding), or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding); and

          (b) Guarantor will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes during any period when any such payment would be prohibited.

      SECTION 4.2.5  Rental Obligations.  Guarantor will not, and Guarantor will
                     ------------------
not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by either Guarantor or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein) if non-performance by Guarantor or any of its Subsidiaries of its obligations under such arrangement would reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of Guarantor and its Subsidiaries taken as a whole.

      SECTION 4.2.6  Consolidation, Merger, etc.  Guarantor will not, and
                     --------------------------
Guarantor will not permit any of its Subsidiaries including without limitation Lessee to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except any Subsidiary (other than Lessee) may liquidate voluntarily into, dissolve voluntarily into, and may merge with and into, Guarantor or any other Subsidiary of Guarantor.

      SECTION 4.2.7  Asset Dispositions, etc.  Guarantor will not, and Guarantor
                     -----------------------
will not permit any of its Subsidiaries to, sell, transfer, lease, dispose, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless (a) a Default or a default or breach hereunder has not occurred and is continuing, (b) such sale, transfer, lease, contribution or conveyance is in the ordinary course of business of the Guarantor or such Subsidiary and (c) such sale, transfer, lease, contribution or conveyance would not have a material adverse affect on Guarantor or such Subsidiary.

      SECTION 4.2.8  Bankruptcy Proceedings.  Guarantor will not take any action
                     ----------------------
to commence, institute, instigate, or cause to be filed bankruptcy proceedings, whether involuntary or voluntary, against any of its Subsidiaries, including, without limitation, Lessee.

      SECTION 4.2.9  Transactions with Affiliates.  Guarantor will not, and
                     ----------------------------
Guarantor will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to Guarantor or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of Guarantor or such Subsidiary with a Person which is not one of its Affiliates.

      SECTION 4.2.10  Negative Pledges, Restrictive Agreements, etc. Except as
                      ---------------------------------------------
provided in this Guaranty, Guarantor will not, and Guarantor will not permit any of its Subsidiaries to, enter into any agreement prohibiting or restricting:

          (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired; or

          (b) the ability of either Guarantor or Lessee to amend or otherwise modify this Guaranty or the Leases; or

          (c) the ability of any Subsidiary to make any payments, directly or indirectly, to either Guarantor or Lessee by way of dividends, distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to either Guarantor or Lessee.

Notwithstanding the foregoing, the restrictions set forth in subsection
                                                             ----------
4.2.10(a) above shall not be applicable to any agreement governing any
- - ---------
Indebtedness permitted by (i) clause (b) of Section 4.2.1 as in effect on the
                              ----------    -------------
date of the Original Guaranty, (ii) clause (c) of Section 4.2.1 as to the assets
                                    ----------    -------------
financed with the proceeds of such Indebtedness, or (iii) clause (f) of Section
                                                          ----------    -------
4.2.1 as to assets other than the Property.  The restriction set forth in
- - -----
subsection 4.2.10(b) above shall not be applicable to Section 7.17 of the Bank
- - --------------------
of America Credit Agreement as such Section 7.17 was in effect on January 4, 1993. The restriction set forth in subsection 4.2.10(c) above shall not be
                                    --------------------
applicable to Section 7.05 of the Bank of America Credit Agreement as such
Section 7.05 was in effect on January 4, 1993.

      SECTION 4.2.11  Fees.  Guarantor will pay or cause to be paid all
                      ----
investment banking, broker's or finder's fees and commissions with respect to the transactions contemplated by the Operative Agreements.

                                   ARTICLE V

                              COLLATERAL ACCOUNT

      SECTION 5.1  Deposit Events.  Each of the following events or occurrences
                   --------------
described in this Section 5.1 shall constitute a "Deposit Event":
                                                  -------------

          5.1.1 Any representation or warranty of Guarantor made or deemed to be made under this Guaranty, any Operative Agreement to which Guarantor is a party or other writing or certificate furnished by or on behalf of Guarantor to Lessor for the purposes of or in connection with this Guaranty is or shall be incorrect when made in any material respect.

          5.1.2 Guarantor shall default, fail to perform or observe any of the covenants set forth at Article IV.

          5.1.3  Any Change in Control shall occur.

          5.1.4 Guarantor or any of its Subsidiaries defaults on the payment of, or is otherwise in default (after expiration of any applicable grace period) under, any Indebtedness (including, without limitation, the Bank of America Credit Agreement) of Guarantor or such Subsidiaries to any Person or Persons where such Indebtedness (individually or in the aggregate) exceeds $10,000,000; or the occurrence of any event which would, by the terms of Sections 8.01(i) or 8.01(j) of the Bank of America Credit Agreement (as such Agreement is in effect on January 4, 1993), constitute an Event of Default (as defined in the Bank of America Credit Agreement) thereunder regardless of whether the Bank of America Credit Agreement is in effect at such time or has been terminated.

      SECTION 5.2  Deposit and Applications.  Upon the occurrence of a Deposit
                   ------------------------
Event, Guarantor shall within two (2) business days following receipt of written demand from Lessor deposit in a cash collateral account (the "Collateral
                                                              ----------
Account") maintained with Lessor and entitled "AMD Pledge Collateral Account for the benefit of CIBC Inc." an amount equal to the Aggregate Balance Due plus the present value (using a discount rate of five percent (5%)) of the remaining unpaid Basic Rent due under each of the Leases. The amount deposited in the Collateral Account shall be invested by Lessor at the direction of Guarantor in Cash Equivalent Investments. All interest, dividends and earnings and other distributions on such Cash Equivalent Investments shall also be deposited in the Collateral Account. Lessor shall not incur any liability as a result of any actions taken or not taken by it on its behalf in connection with the maintenance of the Collateral Account and the investment of amounts deposited therein, provided Lessor has not acted with gross negligence or willful misconduct.

     The Collateral Account shall serve as security for the payment and performance by Lessor of the Obligations. In the event of an Event of Default under either of the Leases, including without limitation Lessee's failure to perform its obligations under Section 41 of each of the Leases or the Guarantor's failure to promptly perform and/or pay pursuant to this Guaranty, Lessor is authorized, without giving written notice to, or the requirement that any action be taken by, Guarantor to apply for the benefit of Lessor all or any part of the Collateral Account to the payment of the Obligations. The rights of the Lessor with respect to the Collateral Account are in addition to and not in limitation of Lessor's other rights and remedies under this Guaranty and each of the Leases, including without limitation the right of Lessor to declare an Event of Default upon the occurrence of any event described in Section 5.1 above or to demand that Guarantor purchase the Property pursuant to the last sentence in the final paragraph of Section 2.3 of this Guaranty, and each such other right and
                   -----------
remedy may be exercised independently of Lessor's rights under this Article V.
                                                                    ---------


                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

      SECTION 6.1  Successors, Transferees and Assigns; Transfers of Notes, etc.
                   ------------------------------------------------------------
This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the Lessor and its successors, transferees and assigns, including without limitation any assignee of all or any portion of Lessor's interest in the Leases or the Property.

      SECTION 6.2  Amendments, etc.  No amendment to or waiver of any provision
                   ---------------
of this Guaranty, nor consent to any departure by either Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lessor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 6.3  Notices.  All notices, requests, demands and other
                   -------
communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or on two business days following consignment (freight prepaid) to a commercial overnight air courier service or seven business days after being mailed, first class with postage prepaid, return receipt requested:

              (a)  If to the Guarantor, to

                   Advanced Micro Devices, Inc.
                   915 DeGuigne Drive
                   Sunnyvale, California  94086-3453
                   Attention:  Chief Financial Officer

                   With a copy to:

                   Advanced Micro Devices, Inc.
                   915 DeGuigne Drive
                   Sunnyvale, California  94086-3453
                   Attention:  General Counsel

or to such other person or address as the Guarantor shall furnish to the Lessor in writing;

              (b)  If to the Lessor, to:

                   CIBC Inc.
                   275 Battery Street, Suite 1840
                   San Francisco, California  94111
                   Telecopy:  (415) 399-5761
                   Attention:  Managing Director, Electronics Group

                   With a copy to:

                   CIBC Inc.
                   425 Lexington Avenue
                   New York, New York 10017
                   Attention:  Managing Director, Leasing Group

or to such other person or address as the Lessor shall furnish to the Guarantor in writing.

      SECTION 6.4  No Waiver; Remedies.  In addition to, and not in limitation
                   -------------------
of, Section 2.3 and Section 2.5, no failure on the part of Lessor to exercise,
    -----------     -----------
and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 6.5  Captions.  Section captions used in this Guaranty are for
                   --------
convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 6.6  Severability.  Wherever possible each provision of this
                   ------------
Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION 6.7  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

      SECTION 6.8  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                   -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LESSOR OR GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
                                 --------  -------
ENFORCEMENT OF EITHER OR BOTH OF THE LEASES OR THE CONSENT AGREEMENT OR AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE PROPERTY OR SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER OPERATIVE AGREEMENTS.

      SECTION 6.9  Waiver of Jury Trial.  GUARANTOR AND, BY ITS ACCEPTANCE OF
                   --------------------
THIS GUARANTY, LESSOR, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER OPERATIVE AGREEMENTS. GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION WAS A MATERIAL INDUCEMENT FOR LESSOR ENTERING INTO THE LEASES AND FOR LESSOR TO ENTER INTO THE CONSENT AGREEMENT.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        ADVANCED MICRO DEVICES, INC.



                                        By: /s/ Marvin D. Burkett
                                            --------------------------
                                            MARVIN D. BURKETT
                                            Senior Vice President and
                                            Chief Financial Officer



Accepted this 17 day
of December, 1993

CIBC INC.

By: /s/ Tom R. Wagner
    ---------------------
  Name:  Tom R. Wagner
  Title: Vice President

By:_______________________
  Name:
  Title: